UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2009

MARANI BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123176

Nevada	333-123176	20-2008579
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

13152 Raymer Street, Suite 1A, North Hollywood, CA  91605
(Address of principal executive offices, including zip code)

(818) 503-5200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁮ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁮ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁮ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁮ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Form 8-K filed on August 10, 2009, the Company reported that it had obtained a short term loan and executed a promissory note in the principal amount of $200,000 from an individual lender (the “Note”).  The Note had a maturity date of November 24, 2009, and the principal amount of the loan accrued interest the rate of eight (8%) percent per annum.  Interest is payable monthly in arrears and principal is payable in three monthly installments of five thousand ($5,000) dollars with a final payment of one hundred eighty five thousand ($185,000) dollars at maturity.

On November 30, 2009, the Company and the Note holder agreed to extend the maturity date of the Note to May 31, 2010.  Interest and principal payments shall continue, as provided in the Note, through the extended maturity date, with the final adjusted principal payment due at maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARANI BRANDS, INC.

Date: December 14, 2009	By:	/s/ Margrit Eyraud
Margrit Eyraud
Chief Executive Officer and President